FIRST SUPPLEMENTAL INDENTURE between NEWTEKONE, INC. and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee Dated as of August 31, 2023 THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of August 31, 2023, is between NewtekOne, Inc., a Maryland corporation (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Except as otherwise set forth herein, all capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below). RECITALS OF THE COMPANY WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of the date hereof (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Securities, to be issued in one or more series as provided in the Base Indenture; WHEREAS, the Company desires to initially issue and sell up to $40,000,000 aggregate principal amount of the Company’s 8.00% Fixed Rate Senior Notes due 2028 (the “Notes”); WHEREAS, Sections 3.1 and 9.1 of the Base Indenture provide that, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 2.1 and Section 3.1 of the Base Indenture; WHEREAS, the Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (each, a “Future Supplemental Indenture”)); and WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this First Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed. NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows: ARTICLE I TERMS OF THE NOTES Section 1.1. Terms of the Notes. The following terms relating to the Notes are hereby established: (a) The Notes shall constitute a series of Securities having the title “8.00% Fixed Rate Senior Notes due 2028”. The Notes shall bear a CUSIP number of 652526807 and an ISIN number of US6525268073, as may be supplemented or replaced from time to time.

-2- (b) The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5, 3.6, 9.6 and 11.7 of the Base Indenture) shall be $40,000,000 aggregate principal amount. Under a Board Resolution, Officers’ Certificate pursuant to a Board Resolution or a Future Supplemental Indenture, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case, “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes; provided that, if such Additional Notes are not fungible with the Notes (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes shall have different CUSIP numbers from the Notes (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes shall constitute a single series under the Indenture, and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires. (c) The entire outstanding principal of the Notes shall be payable on September 1, 2028 unless earlier redeemed or repurchased in accordance with the provisions of the Indenture. (d) The rate at which the Notes shall bear interest shall be 8.00% per annum. The date from which interest shall accrue on the Notes shall be August 31, 2023, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2023 (provided that, if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment shall be made on the next succeeding Business Day and no additional interest shall accrue as a result of such delayed payment); the initial interest period shall be the period from and including August 31, 2023, to, but excluding, the initial Interest Payment Date, and the subsequent interest periods shall be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Payment of principal of (and premium, if any, on) and any such interest on the Notes shall be made at the office of the Trustee located at 100 Wall Street, 6th Floor, New York, New York 10005, Attention: Global Corporate Trust Services (8.00% Fixed Rate Senior Notes Due 2028) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Notes by wire transfer of immediately available funds to an account at a bank in New York, NY, on the date when such amount is due and payable and as further set forth in Section 10.1 of the Base Indenture; provided, further, however, that, so long as the Notes are registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. (e) The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this First Supplemental Indenture. Each Global Note shall represent the aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any new Global Note reflecting the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with Section 11.7 of the Base Indenture. (f) The depositary for such Global Notes (the “Depository”) shall be DTC. The Security Registrar with respect to the Global Notes shall be the Trustee. (g) The Notes shall be redeemable pursuant to Section 11.1 of the Base Indenture and as follows:

-3- (i) The Notes shall be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after September 1, 2025, at a Redemption Price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the Redemption Date. (ii) Notice of redemption shall be given in writing and sent to each Holder of the Notes to be redeemed, not less than fifteen (15) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register or in the case of global notes, in accordance with the applicable procedures of the Depository. All notices of redemption shall contain the information set forth in Section 11.4 of the Base Indenture. (iii) Any exercise of the Company’s option to redeem the Notes shall be done in compliance with the Indenture. (iv) If the Company elects to redeem only a portion of the Notes by partial redemption, the particular Notes to be redeemed shall be selected in accordance with applicable rules and procedures of the Depository, or in the case of certificated notes, any other method in accordance with the policies and procedures of the Trustee. (v) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Notes called for redemption hereunder. (h) The Notes shall not be subject to any sinking fund pursuant to Section 12.1 of the Base Indenture. (i) The Notes shall be issuable in minimum denominations of $25 and integral multiples of $25 in excess thereof. (j) Holders of the Notes shall not have the option to have the Notes repaid prior to the Stated Maturity. ARTICLE II REDEMPTION OF NOTES AND SUPPLEMENTAL INDENTURES Section 2.1. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 11.3 of the Base Indenture shall be amended by replacing the text thereof with the following: “If fewer than all of the Notes of any series are to be redeemed, the particular Notes to be redeemed shall be selected by the Company, not more than 60 days prior to the redemption date, from the Outstanding Notes not previously called for redemption, in compliance with the policies and procedures of the Trustee and the requirements of the DTC, as applicable, or if the Notes are not held through DTC or if DTC prescribed no method of selection, by such method in compliance with the policies and procedures of the Trustee and subject to and otherwise in accordance with the procedures of the applicable Depository; provided that, such method complies with the rules of any national securities exchange or quotation system on which the Notes are listed, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Notes or any integral multiple thereof) of the principal amount of the Notes of a denomination larger than the minimum authorized denomination for the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum authorized denomination for the Notes.” Section 2.2. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 9.2 of the Base Indenture shall be amended by adding the following to the end of the text thereof: “In connection with any modification, amendment, supplement or waiver in respect of the Indenture or the Notes, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating (i) that such modification, amendment, supplement or waiver is authorized or permitted pursuant to the terms of the Indenture and the Notes, and (ii) that all related conditions precedent to such modification, amendment, supplement

-4- or waiver have been complied with; and (iii) that such supplemental indenture will be valid and binding upon the Company in accordance with its terms.” Section 2.3. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 9.3 of the Base Indenture shall be amended by replacing the text thereof with the following: “In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications of the trusts created by this Indenture, the Trustee shall be entitled to receive in addition to the documents required by Section 1.2, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating (i) that the execution of such supplemental indenture is authorized or permitted by this Indenture and the Securities, (ii) that all related conditions precedent to the execution of such supplemental indenture have been complied with and (iii) that such supplemental indenture will be valid and binding upon the Company in accordance with its terms; provided, however, in the cases of clauses (i) and (ii), an Opinion of Counsel shall not be required with respect to the first supplemental indenture entered into between the Company and the Trustee if such supplemental indenture shall be entered into substantially concurrently with this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, or immunities under this Indenture or otherwise.” ARTICLE III EVENTS OF DEFAULTS Section 3.1. Pursuant to Sections 3.1(17) and 5.1(7) of the Base Indenture, “Events of Default” or “Event of Default”, whenever used with respect to the Notes, shall include the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $8,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), such indebtedness having been discharged or such acceleration having been rescinded or annulled; provided that, for purposes of this Indenture, the term “indebtedness” shall not include any indebtedness or obligations of Subsidiaries of the Company that is guaranteed by the Company. ARTICLE IV COVENANTS Section 4.1. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of the Securities under the Indenture, whether now or hereafter issued and Outstanding, ARTICLE X of the Base Indenture shall be amended by adding the following to the end of the text thereof: “Section 10.7 Sale of the Bank. The Company shall not effect a Sale of the Bank. “Sale of the Bank” means (i) the sale, transfer, lease or conveyance by the Company, or an issuance of stock by the Material Bank Subsidiary, in either case resulting in ownership by the Company of securities that provides it with less than 80% of the Material Bank Subsidiary’s outstanding voting equity securities, calculated on the basis of voting power; provided that, a merger of the Company or the conveyance, transfer or lease of all or substantially all of the Company’s properties and assets shall not constitute a Sale of the Bank so long as the Company satisfies the conditions set forth in ARTICLE VIII of the Base Indenture or (ii) the lease, sale, assignment or transfer of all or substantially all of the Material Bank Subsidiary’ properties and assets to any Person (other than the Company) in a single transaction or series of related transactions, unless, upon such lease, sale, assignment or transfer, the Company will own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of that Person. For purposes of this First Supplemental Indenture, “Voting Stock” means stock which ordinarily has voting power for the election of directors, managers, trustees or equivalent of such corporation, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. “Material Bank Subsidiary” for purposes of this Indenture means Newtek Bank, National Association or any successor thereof and any other

-5- subsidiary of the Company that (x) is a “bank” as defined in Section 3 of the Federal Deposit Insurance Act and (y) that has consolidated assets equal to 30% or more of the Company’s consolidated assets. Section 10.8 Liens. The Company will not create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money upon any shares of Voting Stock of a Material Bank Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of such Voting Stock), directly or indirectly (except for directors’ qualifying shares), without making effective provision whereby the Notes shall be equally and ratably secured with any and all such indebtedness if, treating such pledge, encumbrance or lien as a transfer of the shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Material Bank Subsidiary subject thereto to the secured party and after giving effect to the issuance of the maximum number of shares of Voting Stock of a Material Bank Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would not continue to own at least 80% of the issued and outstanding Voting Stock of a Material Bank Subsidiary. Notwithstanding the foregoing this Section 10.8 shall not apply to any: (1) pledge, encumbrance or lien upon any such shares of Voting Stock to secure indebtedness of the Company or a Material Bank Subsidiary as part of the purchase price of such shares of Voting Stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof; (2) lien for taxes, assessments or other government charges or levies (A) which are not yet due or payable without penalty, (B) which the Company is contesting in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in accordance with generally accepted accounting principles or (C) which secure obligations of less than $1,000,000 in amount; (3) lien of any judgment, if that judgment (A) is discharged, or stayed on appeal or otherwise, within 60 days, (B) is currently being contested in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (C) involves claims of less than $1,000,000; or (4) any pledge or lien on the Voting Stock of a Material Bank Subsidiary to secure a loan or other extension of credit by a Material Bank Subsidiary. In case the Company shall propose to create, assume, incur or suffer to be created, assumed or incurred or to exist, any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of a Material Bank Subsidiary (or securities convertible into, or options, warrants or rights to subscribe or purchase shares of such Voting Stock), directly or indirectly, other than as permitted by this Section 10.8, the Company will give prior written notice to the Trustee, and will, prior to or simultaneously with such pledge, encumbrance or lien, by a Future Supplemental Indenture delivered to the Trustee, in form satisfactory to it, effectively secure all the Notes equally and ratably with such indebtedness, by pledge, encumbrance or lien of such Voting Stock. Such supplemental indenture shall contain the provisions, concerning the possession, control, release and substitution of encumbered and pledged property and securities and other appropriate matters which are required or permitted by the Trust Indenture Act (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under the Trust Indenture Act and may also contain such additional and mandatory provisions permitted by the Trust Indenture Act as the Company shall deem advisable or appropriate. Section 10.9 Waiver of Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.7 or 10.8 hereof, inclusive, with respect to the Notes if before the time for such compliance, the Holders of at least a majority in principal amount of the Notes outstanding, by act of such Holders, either shall waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the rights and protections of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.”

-6- ARTICLE V MISCELLANEOUS Section 5.1. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. Section 5.2. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 5.3. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Supplemental Indenture or any document to be signed in connection with this First Supplemental Indenture shall be deemed to include electronic signatures (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Section 5.4. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture. Section 5.5. The provisions of this First Supplemental Indenture shall become effective as of the date hereof. Section 5.6. Notwithstanding anything else to the contrary herein, the terms and provisions of this First Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture, and this First Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding. Section 5.7. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof. [Signatures on following page]

[Signature Page to First Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written. NEWTEKONE, INC. By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer and President U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: /s/ Christopher J. Grell Name: Christopher J. Grell Title: Vice President

Exhibit A — Form of Global Note THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. NewtekOne, Inc. No. $40,000,000 CUSIP No. 652526807 ISIN No. US6525268073 8.00% Fixed Rate Senior Notes due 2028 NewtekOne, Inc., a corporation duly organized and existing under the laws of Maryland (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FORTY MILLION DOLLARS (U.S. $40,000,000) on September 1, 2028, and to pay interest thereon from August 31, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 1, June 1, September 1 and December 1 in each year, commencing on December 1, 2023, at the rate of 8.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be February 15, May 15, August 15 and November 15, whether or not a Business Day, as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders of the Notes on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any, on) and any such interest on this Security shall be made at the office of the Trustee located at 100 Wall Street, 6th Floor, New York, New York 10005, Attention: Global Corporate Trust Services (8.00% Fixed Rate Senior Notes due 2028) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Securities by wire transfer of immediately available funds to an account at a bank in New York City, on the date when such amount is due and payable and as further set forth in Section 10.1 of the Indenture; provided, further, however, that so long as this Security is registered to Cede & Co., such payment shall be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. Dated: NEWTEKONE, INC. By: Name: Title: Attest By: Name: Title: This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. Dated: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee By: Name: Title:

NewtekOne, Inc. 8.00% Fixed Rate Senior Notes due 2028 This Security is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 31, 2023 (herein called the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the First Supplemental Indenture, dated as of August 31, 2023, by and between the Company and the Trustee (herein called the “First Supplemental Indenture,” the First Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the First Supplemental Indenture, the First Supplemental Indenture shall govern and control. This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $40,000,000. Under a Board Resolution, Officers’ Certificate pursuant to a Board Resolution or a supplemental indenture, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities; provided that, if such Additional Securities are not fungible with the Securities (or any other tranche of Additional Securities) for U.S. federal income tax purposes, then such Additional Securities will have different CUSIP numbers from the Securities (and any such other tranche of Additional Securities). Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after September 1, 2025, at a Redemption Price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the Redemption Date. Notice of redemption shall be given in writing and sent to each Holder of the Securities to be redeemed, not less than fifteen (15) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register, or in the case of global notes, in accordance with the applicable procedures of the Depository. All notices of redemption shall contain the information set forth in Section 11.4 of the Base Indenture. If the Company elects to redeem only a portion of the Securities by partial redemption, the particular Securities to be redeemed shall be selected in accordance with applicable rules and procedures of the Depository, or in the case of certificated notes, any other method in accordance with the policies and procedures of the Trustee, in accordance with Section 2.1 of the First Supplemental Indenture and Section 11.3 of the Base Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities called for redemption. Holders of Securities do not have the option to have the Securities repaid prior to September 1, 2028. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein. The Trustee shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, unless a responsible trust officer of the Trustee shall have received written notice from the Company or a holder describing such default or Event of Default and stating that such notice is a notice of default or Event of Default. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Securities of this series are issuable only in registered form without coupons in minimum denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee, or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, or the Security Registrar and any agent of the Company, the Trustee, or the Security Registrar shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee, the Security Registrar, or any agent thereof shall be affected by notice to the contrary. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture and this Security shall be governed by and construed in accordance with the law of the State of New York.